                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated January 27, 1997, with respect to the consolidated financial statements of Glenborough Realty Trust Incorporated, the combined financial statements of the GRT Predecessor Entities, the consolidated financial statements of Glenborough Hotel Group, and the financial statements of Glenborough Inland Realty Corporation on Form 10-K for the year ended December 31, 1996, incorporated by reference into this Registration Statement and the related Prospectus of Glenborough Realty Trust Incorporated.

     We also consent to the inclusion of our report dated February 15, 1997, with respect to the financial statements of Atlantic Pacific Assurance Company Limited included on Form 10-K for the year ended December 31, 1996, incorporated by reference into this Registration Statement and the related Prospectus of Glenborough Realty Trust Incorporated.

     We also consent to the inclusion of our report dated July 9, 1996, with respect to the statement of revenues and certain expenses of the University Club Tower, which report is included on Form 8-K/A filed on February 24, 1997, and incorporated by reference into this Registration Statement.

     We also consent to the inclusion of our report dated July 9, 1996, with respect to the statement of revenues and certain expenses of the TRP Properties, which report is included on Form 8-K/A filed on February 24, 1997, and incorporated by reference into this Registration Statement.

     We also consent to the inclusion of our report dated November 15, 1996, with respect to the statement of revenues and certain expenses of the Carlsberg Properties, which report is included on Form 8-K/A filed on February 24, 1997, and incorporated by reference into this Registration Statement.

                                          ARTHUR ANDERSEN LLP

San Francisco, California
May 6, 1997